UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2012

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 28, 2012, subsidiaries of BGC Partners, Inc. (the “Company”) made a further equity investment of $16,000,000 in ELX Futures, L.P., which operates a fully electronic futures exchange, and its holding company general partner, ELX Futures Holdings LLC (together, “ELX”). As a result of the additional equity investment and certain related transactions, (i) the Company’s voting and equity interests in ELX increased from 26.3% each to 49.0% and 56.7%, respectively, and (ii) the Company has been granted the authority to manage and conduct the day-to-day business, operations and affairs of ELX, subject to the budget approved by the supervisory board. ELX will not become a consolidated subsidiary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: April 3, 2012	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick
		Title:	Chairman and Chief Executive Officer

[Signature page to the Form 8-K dated March 28, 2012, regarding the ELX closing.]